UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 13, 2016

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2016, FairPoint Communications, Inc. (the "Company") announced that Ajay Sabherwal, Executive Vice President and Chief Financial Officer, had tendered his resignation. Mr. Sabherwal’s resignation will be effective following a structured transition and the filing of the Company’s Form 10-Q for the quarter ended June 30, 2016 with the Securities and Exchange Commission. Mr. Sabherwal’s duties will be undertaken by Karen D. Turner, Executive Vice President, Operational Support, who has accepted a promotion and will serve as the Company’s new Executive Vice President and Chief Financial Officer effective immediately upon Mr. Sabherwal’s departure. Ms. Turner will also retain her current responsibilities leading Human Resources and Risk Management while her remaining responsibilities will be transitioned to other members of the Executive Leadership team. Ms. Turner has more than 20 years of experience in finance, accounting, operational support and administration. She came to the Company in 2014 from INC Research, LLC, where she served as vice president of global business finance and before that, controller. She began her career with Ernst & Young, followed by various leadership positions in the telecommunications industry, including tenures at Madison River Communications, LLC and Sprint. Ms. Turner holds a bachelor’s degree from North Carolina State University and is a Certified Public Accountant.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ J. Garrett Van Osdell
	Name:	J. Garrett Van Osdell
	Title:	Vice President and Assistant General Counsel
Date: July 13, 2016